Exhibit 99.1

Press Release

Contacts:	Susan Lehman	Nicole Amsler
	Story Communications	Director, Marketing Communications
	510.832.6006	Ikanos Communications
	susan@storypr.com	510.438.6276
namsler@ikanos.com

IKANOS ANNOUNCES MANAGEMENT CHANGES

Fremont, Calif., November 23, 2005—Ikanos Communications, Inc. (NASDAQ: IKAN), a leading developer of Fiber Fast™ broadband solutions, today announced that it has named Carlton Aihara as Managing Director of Ikanos’ Japanese operations.  Aihara is a veteran of the semiconductor industry, and brings over 20 years of diverse international sales and management experience to Ikanos.

Prior to joining Ikanos, Aihara was president of Agere Systems Japan Ltd., where he was responsible for an extensive line of wireless and wireline access products.  Before joining Agere, Aihara held the position of managing director at Conexant Systems, where he led the integration of assets acquired from PCTEL into Conexant.  Prior to his tenure at Conexant, Aihara was vice president of global sales at PCTEL, where he established and grew sales offices in Japan and Korea.  Aihara holds a BSEE from the University of California, Berkeley, and will report to Derek Obata, vice president of worldwide sales.

“I am pleased to welcome Carlton to Ikanos, because we believe his addition will strengthen our position in the vibrant Japanese broadband market,” said Rajesh Vashist, president and CEO of Ikanos Communications.  “Carriers in Japan have deployed some of the world’s most advanced broadband networks, and have been early adopters of high-speed VDSL access and advanced triple-play services.  We anticipate that the Japanese market will remain on the leading edge of broadband innovation, and are excited that Carlton has joined Ikanos to lead our sales efforts in this key market segment.”

Ikanos also announced that Anoop Khurana, vice president of ASIC engineering, has decided to leave the company to pursue personal interests.  His responsibilities will be covered by Dr. Rouben Toumani, vice-president of systems engineering, and Joshua Rom, vice-president of operations, until a replacement is named.

“I am grateful to Anoop for his significant contributions to Ikanos, and wish him all the best in his future endeavors,” said Vashist.  “During his time at Ikanos, Anoop led multiple chip developments, established strong design methodologies, and assembled a highly talented integrated circuit development team.”

“The Ikanos team is solidly positioned to continue delivering industry-leading products,” added Vashist.  “We believe we have the industry’s largest team focused on VDSL development, and our engineering depth of experience and expertise across a wide range of technical disciplines is truly impressive.”

About Ikanos Communications
Ikanos Communications, Inc. (NASDAQ: IKAN) develops and provides chipsets that enable carriers to offer Fiber Fast™ broadband services at transmission rates up to 100 Mbps.  Ikanos’ silicon solutions are designed to enable OEM equipment vendors to serve varying customers in order to accelerate time to market and reduce costs.

© 2005 Ikanos Communications, Inc.   All Rights Reserved.   Ikanos Communications, Ikanos, the Ikanos logo, SmartLeap, CleverConnect, Ikanos Programmable Operating System, Fx, FxS, VLR and Fiber Fast are among the trademarks or registered trademarks of Ikanos

Cautionary Statement
This press release contains forward-looking statements that involve substantial risks and uncertainties, including statements relating to the expected successful market acceptance of Ikanos-based solutions, the effect of recent management changes on our market position and the future course of broadband markets generally.  These forward-looking statements are subject to a number of assumptions, uncertainties and risks, including the development of the fiber-fast broadband market generally, competition within the fiber-fast broadband market and competition from other technologies.  Forward-looking statements should not be relied on as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, nor do we undertake any obligation to update any forward-looking statements for any reason after the date of this press release.

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